UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2007

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	Entry into a Material Definitive Agreement.

On August 9, 2007, SRA International, Inc., (the “Company”) entered into a $100 million five-year unsecured revolving credit facility (the “Credit Agreement”) with Citibank, N.A., as administrative agent, issuer, and lender; SunTrust Bank as syndication agent and lender; and Bank of America, N.A., J.P. Morgan Chase Bank, N.A., Wachovia Bank, N.A., Branch Banking and Trust Company, and Fifth Third Bank as lenders. The Credit Agreement terminates on August 9, 2012, at which time all outstanding borrowings under the Credit Agreement become due. The Company borrowed $100 million under the Credit Agreement in connection with its acquisition of Constella Group, LLC.

The Credit Agreement has an accordion feature enabling the Company to request that the credit facility be increased up to an additional $100 million, subject to specified conditions and the discretion of the lenders. Outstanding borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the election of the Company, (i) LIBOR plus and applicable margin ranging from 0.4% to 0.7%, with such margin varying according to the Company’s leverage ratio, plus a utilization fee of 0.125% if outstanding borrowings exceed 50% of the credit facility, or (ii) an alternative base rate equal to the higher of Citibank’s prime rate or 0.5% above the Federal Funds Rate. In addition, the Company is required to pay the lenders a facility fee on the total committed amount under the Credit Facility ranging from 0.100% to 0.175% per annum, depending upon the Company’s leverage ratio. Interest is payable quarterly throughout the period a borrowing is outstanding. The Company may prepay borrowings under the Credit Facility at any time without penalty. The Company may use the proceeds from borrowings under the Credit Facility for any general corporate purpose. The Credit Agreement contains customary covenants limiting the Company’s ability to, among other things, merge or consolidate with others, incur liens, redeem or repurchase Company stock, enter into transactions with affiliates, or dispose of assets. In addition, the Credit Agreement contains financial covenants requiring the Company to maintain a total leverage ratio of not more than 3.0 to 1.0 and an interest coverage ratio of at least 3.0 to 1.0. If the Company does not comply with the various covenants under the Credit Agreement, the lenders may, subject to various customary cure rights, require immediate payment of all amounts outstanding under the facility.

The above descriptions are a summary and are qualified in their entirety by the terms of the Credit Agreement which is filed herewith as Exhibit 10.1.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit
10.1	Credit Agreement, dated August 9, 2007, among SRA International, Inc., as borrower, the initial lenders, Citibank, N.A., as agent, SunTrust Bank, as syndication agent, and Citigroup Global Markets, Inc. and SunTrust Robinson Humphrey as arrangers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: August 28, 2007	/s/ STEPHEN C. HUGHES
Stephen C. Hughes
Chief Financial Officer and Executive Vice President Operations